UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  November 6, 2007

ENSCO International Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8097	76-0232579
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street Suite 4300 Dallas, Texas 75201-3331
(Address of Principal Executive Offices and Zip Code)
Registrant's telephone number, including area code: (214) 397-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Revised and restated Bylaws of ENSCO International Incorporated effective November 6, 2007

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(1) On November 6, 2007, upon recommendation of its Nominating, Governance and Compensation Committee, the Board of Directors of ENSCO International Incorporated approved an amendment to the Company's Bylaws effective immediately.

(2) The Bylaw amendment adds a provision to Article II, Section 10 authorizing the election of a director by plurality vote in a contested election. The amended Bylaw provision is as follows:

ARTICLE II MEETINGS OF STOCKHOLDERS

Section 10.	When a quorum is present at any meeting, action on a matter (including the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter provided however that, in a contested director election in which two or more candidates are seeking election to a single directorship, the candidate who receives the most affirmative votes cast in favor of election shall be elected. In determining the number of votes cast, shares abstaining from voting or not voted on a matter (including elections) will not be treated as votes cast. The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in these bylaws or in the certificate of incorporation or by some specific statutory provision, regulation or rule superseding the provisions contained in these bylaws or the certificate of incorporation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Revised and restated Bylaws of ENSCO International Incorporated effective November 6, 2007.
2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: November 9, 2007	/s/ CARY A. MOOMJIAN, JR. Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary

3

EXHIBIT INDEX

Exhibit No.	Description

3.1	Revised and restated Bylaws of ENSCO International Incorproated effective November 6, 2007.

4